Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 2, of our report dated June 19, 2020, relating to the balance sheet of Starboard Value Acquisition Corp. as of December 31, 2019 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from November 14, 2019 (inception) through December 31, 2019 and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
September 4, 2020